                                                    [LYONDELL LOGO APPEARS HERE]


                 [NEWS PRESS RELEASE LETTERHEAD APPEARS HERE]




                   LYONDELL TO ACQUIRE ARCO CHEMICAL COMPANY,
                  WORLD'S LARGEST PRODUCER OF PROPYLENE OXIDE

HIGHLIGHTS:
 .  LYONDELL GAINS PREEMINENT, GLOBAL MARKET POSITION IN PROPYLENE OXIDE AND
   OTHER INTERMEDIATE AND SPECIALTY CHEMICALS, DRIVEN BY ADVANTAGED TECHNOLOGY POSITION.

 .  PROVIDES VERTICAL INTEGRATION WITH PROPYLENE, ETHYLENE AND BENZENE PRODUCED
   BY EQUISTAR CHEMICALS, LP, OF WHICH LYONDELL OWNS 41%.

 .  FURTHER REDUCES CYCLICALITY OF LYONDELL'S EARNINGS BY BROADENING PRODUCT MIX.

 .  PROVIDES PLATFORM FOR FUTURE DOMESTIC AND INTERNATIONAL GROWTH.

     HOUSTON, (June 18, 1998) -- Lyondell Petrochemical Company (NYSE:LYO) today announced a definitive agreement to acquire ARCO Chemical Company, a $4 billion worldwide chemical producer, through a cash tender offer valued at $5.6 billion.

     Under the terms of the agreement, Lyondell will conduct a tender offer for all outstanding shares of ARCO Chemical at a price of $57.75 per share. As part of the transaction, Lyondell will assume ARCO Chemical's debt of approximately $870 million. The tender offer will begin on June 24. Atlantic Richfield Company (ARCO), which owns 82.2 percent of the outstanding shares of ARCO Chemical, has agreed to tender its shares to Lyondell. Subject to customary conditions, the transaction is expected to close early in the third quarter.
Any shares not tendered will be acquired in a second-step merger for cash at the same price.

MAJOR STEP IN LYONDELL STRATEGY TO INCREASE SHAREHOLDER VALUE

  "We believe this represents a unique opportunity to create value for Lyondell's shareholders. It is a major step in our strategy to grow and diversify Lyondell's earnings base. It further reduces the effects of the business cycles on our earnings by expanding into more profitable derivatives for the products we produce through our other businesses," said Dan F. Smith, Lyondell's President and Chief Executive Officer.

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     "This transaction will be significantly accretive to Lyondell's earnings,"
Smith said. "It expands the company into important new product lines, adds a significant technology component and provides us with a broader base for
domestic and international growth.    The acquisition complements our other
businesses, since it is a significant consumer of propylene, ethylene and benzene, major products produced by Equistar, as well as methanol, produced by Lyondell Methanol Company. We believe there is additional value that can be captured through further cost reduction by integrating ARCO Chemical's operations with Lyondell's and Equistar's. In addition, Lyondell expects to realize significant tax benefits resulting from the transaction structure."

     "We are excited about adding the experienced employees from ARCO Chemical to the Lyondell team and believe this new structure will provide more opportunities for all employees of the new Lyondell and its venture companies. Our expanded product portfolio will enable us to continue to add value to customers of both organizations," Smith said.

PREMIER WORLDWIDE POSITIONS IN GROWING MARKETS

  Lyondell and ARCO Chemical were once operated together as part of Atlantic Richfield Company. The operations were segregated in 1985 and each became a public company shortly thereafter. ARCO Chemical has preeminent market positions in several leading chemical areas, including:

 . The world's largest producer of propylene oxide (PO), a core product for urethane foams and a wide variety of other consumer and industrial applications.

 . The world's number two supplier of polyols and TDI (toluene diisocyanate), key ingredients in urethanes.

 . A leading producer of propylene glycol, an important propylene oxide (PO) derivative used in fiberglass resins, pharmaceutical and cosmetic additives, and for aircraft deicers and automotive anti-freeze.

 .  A leading producer of other PO derivatives such as BDO (butanediol) and PGE
   (propylene glycol ether) used in specialty resin and solvent applications.

 . As a co-product of PO production, the company also produces styrene monomer and MTBE.

  ARCO Chemical operates or participates in 11 manufacturing facilities in 7 countries.

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FINANCING ARRANGEMENTS

     Initially, Lyondell will finance the transaction through bank financing led by J.P. Morgan Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, The Chase Manhattan Bank, Bank of America, Citibank, N.A., and NationsBank, N.A. Following the close of the transaction, portions of the bank financing are expected to be repaid through the issuance by Lyondell of equity
and other securities.   Management believes that the additional equity, as well
as the rapid pay down of debt with the significant cash flows generated from all of Lyondell's businesses, will enable the company to maintain a conservative financial structure.

TRANSACTION CONTINUES LYONDELL LEADERSHIP IN INDUSTRY RESTRUCTURING

  The acquisition of ARCO Chemical is the third major deal executed by Lyondell in the past year as part of the company's strategy to reduce cyclicality and strengthen earnings and cash flow in all parts of the business cycle.

  In December 1997, Lyondell formed Equistar Chemicals, LP as a joint venture with Millennium Chemicals, Inc., creating one of the world's largest producers of ethylene, propylene and polyethylene. Occidental Petroleum Corporation joined the Equistar partnership in May 1998, further increasing the size and
strength of the business.   With 41% interest, Lyondell has the largest
ownership position in Equistar and Dan Smith serves as Chief Executive Officer. Lyondell is also majority owner with a 58.75% stake in LYONDELL-CITGO Refining Company, a venture with CITGO Petroleum Corporation. With the addition of ARCO Chemical, Lyondell's businesses and joint ventures will together have $13 billion in annual revenues.

  J.P. Morgan acted as exclusive financial advisor for Lyondell in this transaction.

LYONDELL PETROCHEMICAL COMPANY is a major chemical and refining company, with majority ownership positions in the premier olefins, polymers and refining companies in North America. Lyondell is:

 . The largest producer of ethylene, propylene and polyethylene in North America and a leading producer of high value-added specialty polymers, color concentrates and polymeric powder through its 41% interest in Equistar Chemicals, LP.

 . One of the largest and most profitable refiners in the United States, processing very heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel, through its 58.75% interest in LYONDELL-CITGO Refining Company Ltd.

 . The third largest methanol producer in the U.S., through its 75% interest in Lyondell Methanol Company L.P.

Lyondell is headquartered in Houston, Texas.

                                    #  #  #

     For information, contact:   Media - Jackie Wilson (713) 652-4596 or
   Christine McGee (713) 652-4156 Investors - Kevin DeNicola (713) 652-4590

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                     ATTACHMENT 1: PRODUCTS AND CAPACITIES

--------------------------------------------------------------------------------------------------------------------------
ARCO Chemical Worldwide Capacity of Key Products
--------------------------------------------------------------------------------------------------------------------------
Million pounds per year

                                                                                       Domestic      Foreign       Total
Propylene Oxide and derivatives                         PO                                  2,445        1,395       3,840
                                                        Polyols                               740          610       1,350
                                                        PG                                    565          345         910
                                                        PGE                                   120          155         275
                                                        Butanediol                            120                      120
Toluene diisocyanate                                    TDI                                   250                      250
                                                        TDI Marketing - Europe                             264         264

Methyl tertiary butyl ether                             MTBE (Bbls/day)                    30,000       28,500      58,500

Styrene monomer**                                       SM                                  2,820          830       3,650
--------------------------------------------------------------------------------------------------------------------------

** As of May 15, 1998, approximately 1.5 billion pounds, or 40 percent of capacity, is committed under long-term processing arrangements.

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

                     ATTACHMENT 2: MANUFACTURING LOCATIONS

-----------------------------------------------------------------------------------
                       ARCO Chemical Manufacturing Locations
-----------------------------------------------------------------------------------
LOCATION                                                    MAJOR PRODUCTS
NORTH AMERICA

Channelview, TX                                   Propylene Oxide (PO)
                                                  Styrene Monomer (SM)
                                                  MTBE
                                                  Polyols
                                                  Allyl Alcohol
                                                  Butanediol (BDO)
                                                  Tetrahydrofuran (THF)
                                                  N-Methyl-2-pyrrolidone (NMP)
                                                  Gamma-Butyrolactone (GBL)
                                                  MPDiol Glycol (MPD)
                                                  n-Propanol (NPR)

Institute, WV                                     Base Polyols

South Charleston, WV                              Polyols (Base/Polymer)

Lake Charles, LA                                  Toluene Diisocyanate (TDI)
                                                  Aliphatic Diisocyanates (ADI)

Pasadena, TX                                      Propylene Oxide (PO)
                                                  Tertiary Butyl Alcohol (TBA)
                                                  Isobutylene
                                                  Propylene Glycols (PG)
                                                  Propylene Glycol Ether (PGE)
                                                  TBHP
                                                  TEBOL-99 TBA
                                                  Propylene Carbonate

EUROPE

Fos-sur-Mer, France                               Propylene Oxide (PO)
                                                  Tertiary Butyl Alcohol (TBA)
                                                  Propylene Glycols (PG)
                                                  MTBE
                                                  Polyols

Rieme, Belgium                                    Polyols

Rotterdam, The Netherlands                        Propylene Oxide (PO)
                                                  Tertiary Butyl Alcohol (TBA)
                                                  Isobutylene
                                                  Propylene Glycols (PG)
                                                  MTBE
                                                  Propylene Glycol Ether (PGE)
                                                  TBHP
-----------------------------------------------------------------------------------

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


ASIA PACIFIC
Anyer, Indonesia (Joint Venture with P.T. Gema    Polyols
Supra Abadi)

Chiba, Japan (50/50 Joint Venture with            Propylene Oxide
Sumitomo Chemical Corp.)                          Styrene Monomer

Kaohsiung, Taiwan                                 Polyols
-----------------------------------------------------------------------------------

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

        ATTACHMENT 2A: RELATED EQUISTAR CHEMICAL MANUFACTURING LOCATIONS

LOCATION                                            PRODUCTS

NORTH AMERICA

Channelview, TX                                   Ethylene
                                                  Propylene
                                                  Butadiene
                                                  Benzene
                                                  Toluene
                                                  Dicyclopentadiene (DCPD)
                                                  Isoprene
                                                  Resin oil
                                                  Piperylenes
                                                  Alkylate
                                                  MTBE

Pasadena, Texas (Bayport plant)                   Polypropylene
                                                  Low-density polyethylene
                                                  Polyols (Base/Polymer)

Pasadena, Texas                                   Ethylene oxide
(Bayport Industrial District)                     Ethylene glycol
                                                  Ethylene oxide derivatives
-----------------------------------------------------------------------------------

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

                         ATTACHMENT 3: LYONDELL HISTORY

1985 Lyondell formed as a division of ARCO from the commodity olefins operations and refinery in Houston.

1989 50.1% of Lyondell shares sold to the public; ARCO retained 49.9% of shares.

1990 Low-density polyethylene and polypropylene facility acquired from Rexene, first step in strategic plan to diversify into key derivatives markets.

1993 Lyondell finalizes agreement with Petroleos de Venezuela (PDVSA) to create LYONDELL-CITGO Refining Company Ltd., representing major step in strategic plan to enhance value of refining asset.

1994 ARCO completes an offering of three-year debt securities exchangeable upon maturity, into the Lyondell common stock they held.

1995 Lyondell acquired Alathon high-density polyethylene business from Occidental Chemical Corporation, major step in strategic plan to enhance value of the petrochemicals business.

1996 Lyondell finalizes agreement with MCN Investment Corporation to enhance value of Lyondell's methanol asset. Created Lyondell Methanol Company, L.P., of which Lyondell owns 75%.

1997 ARCO exchanges debt for Lyondell stock held by ARCO, eliminating ARCO's ownership interest in Lyondell.

         $1 billion upgrade project completed at LYONDELL-CITGO Refining Company, creating world's premier heavy crude oil processing facility. Lyondell has approximate 58.75% interest in LCR.

         Lyondell completes partnership transaction with Millennium Chemicals, Inc. to form Equistar Chemicals, LP, by combining both companies' olefins and polymers businesses. Equistar becomes the largest and one of the lowest cost producers of ethylene and polyethylene in North America.

1998 Lyondell completes agreement to expand Equistar with the addition of the ethylene, propylene and ethylene oxide and derivatives businesses of Occidental Chemical Corporation. The expansion makes Equistar the world's second largest ethylene producer, with total annual revenues of almost $6 billion. Lyondell owns 41% of Equistar Chemicals.

         Lyondell announces agreement to acquire ARCO Chemical through a cash tender offer valued at $5.6 billion.

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